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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) November 8, 1995
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                                KCS Energy, Inc.
             (Exact name of registrant as specified in its charter)


        Delaware                      1-11698                22-2889587
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(State or other jurisdiction        (Commission            (IRS Employer
 of incorporation)                  File Number)          Identification No.)


 379 Thornall Street, Edison, New Jersey             08837
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(Address of principal executive offices)           (Zip Code)



                                 (201) 632-1770
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               Registrant's telephone number, including area code





                                 NOT APPLICABLE
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         (Former name or former address, if changed since last report.)
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Item 2.  Acquisition or Disposition of Assets.

                 On November 8, 1995, a closing was held pursuant to a Purchase and Sale Agreement (the "Agreement") dated September 8, 1995 between Natural Gas Processing Co., a Wyoming corporation ("NGPC"), and KCS Resources, Inc. ("KCS Resources"), a Delaware corporation and a wholly owned subsidiary of the registrant, KCS Energy, Inc. ("KCS"). The effective date of the transaction is July 1, 1995.

                 Pursuant to the Agreement, KCS Resources paid to NGPC $33 million, subject to certain post-closing adjustments (the "Purchase Price"), in consideration for which KCS Resources acquired substantially all of the assets (the "Acquired Assets") used in NGPC's exploration, production and gathering businesses (the "Acquisition"), including: (i) varying interests in 531 oil and/or natural gas wells located in over 30 different fields, principally in six major producing basins in Wyoming, Colorado and Montana; (ii) approximately 197,000 gross (160,000 net) acres of largely underdeveloped properties; and
(iii) a significant inventory of oil and gas equipment and supplies, vehicles and buildings as well as natural gas gathering systems consisting of approximately 200 miles of pipeline.

                 The principles followed by KCS Resources in determining the amount of the consideration to be paid to NGPC included management's determination of the fair market value of the net assets purchased, utilizing among other things, reserve reports of independent reserve engineers, and the rate of return the investment is expected to generate.

                 KCS Resources financed the Purchase Price principally through borrowings under its existing Master Note Facility with Bank One Texas, National Association, and Canadian Imperial Bank of Commerce. The balance of the Purchase Price was paid out of cash flow from KCS Resources' operations.

                 KCS Resources intends to continue utilizing the Acquired Assets in the operation of its oil and gas exploration, production and gathering businesses. The Acquisition also provides KCS Resources with an existing operation and infrastructure in a new geographic area with high percentage working interests in many of the acquired properties that KCS Resources believes contain a significant number of development drilling, workover and recompletion opportunities, as well as additional exploratory opportunities.





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Item 7.  Financial Statements, Pro Forma Financial Information and
Exhibits.

                 (a) It is impractical to file financial statements and pro forma financial information at this time. KCS will file such statements and information as soon as practicable. It is expected that such statements and information will be filed by amendment to this Form 8-K on or before January 21, 1996.

                 (b)  Exhibits.

                          (2.1)  Purchase and Sale Agreement dated September 8,
1995 by and between Natural Gas Processing Co., a Wyoming corporation, and KCS Resources, Inc., a Delaware corporation (without exhibits).

                   (23.1)*  Consent of KPMG Peat Marwick LLP

*To be filed by amendment.





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                                   SIGNATURES

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           KCS ENERGY, INC.




Dated:  November 22, 1995                  By:/s/ Henry A. Jurand
                                              --------------------------
                                              Henry A. Jurand, Secretary






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                                EXHIBIT INDEX
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Exhibit No.                           Description
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   (2.1)               Purchase and Sale Agreement dated September 8, 1995 by
                       and between Natural Gas Processing Co., a Wyoming corporation, and KCS Resources, Inc., a Delaware corporation (without exhibits).

  (23.1)*               Consent of KPMG Peat Marwick LLP

*To be filed by amendment.